Exhibit 10.2
AGREEMENT
     This Agreement is made this                      day of                     , 2008, between Genesco Inc., a Tennessee corporation (the “Company”), and                     , an officer of the Company (the “Officer”).
     WHEREAS, the Company and the Officer are aware of the increased exposure to litigation by officers of publicly-owned companies in the course of exercising their duties;
     WHEREAS, the Company and the Officer are also aware of conditions in the insurance industry that have affected the Company’s ability to obtain adequate directors’ and officers’ liability insurance coverage on an economically acceptable basis;
     WHEREAS, the Company desires to continue to benefit from the services of highly-qualified and experienced persons such as the Officer;
     WHEREAS, the Tennessee Business Corporation Act (the “Act”) and the bylaws of the Company provide for the indemnification of officers under certain circumstances;
     WHEREAS, the Company and the Officer recognize the potential inadequacy of the protection available to officers under the Act, the Company’s bylaws and directors’ and officers’ liability insurance; and
     WHEREAS, the Act and bylaws specifically provide that the indemnification provided thereunder is not exclusive;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:
     Section 1. Service by Officer. The Officer agrees to continue to serve as an Officer of the Company, provided that, subject to the terms and conditions of the Officer’s employment protection agreement, the Officer or the Company may terminate the Officer’s employment at any time and for any reason.
     Section 2. Indemnification. To the maximum extent permitted by law, subject to the limitations contained in Section 4 or otherwise in this Agreement, the Company shall indemnify the Officer against any Liability or Expense incurred in a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, except that the Company shall not be required to indemnify the Officer for any Liability or Expenses incurred in a Proceeding initiated by or on behalf of the Officer or to which the Officer voluntarily becomes a party unless (i) the Company has joined in or the board of directors has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights; or (iii) the Proceeding is instituted after a Change in Control. If the Officer is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Liability or Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Officer for the portion thereof to which the Officer is entitled.

Notwithstanding any other provision of this Agreement, to the extent that the Officer has been successful on the merits in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, the Officer shall be indemnified against all Liabilities and Expenses actually and reasonably incurred by the Officer or on the Officer’s behalf in connection therewith.
     Section 3. Expense Advances. If so requested by the Officer, the Company shall advance the reasonable Expenses incurred by the Officer in a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, except that the Company shall not be required to advance Expenses to the Officer incurred in a Proceeding initiated by or on behalf of the Officer or to which the Officer voluntarily becomes a party unless (i) the Company has joined in or the board of directors has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights; or (iii) the Proceeding is instituted after a Change in Control. Expense advancements shall be provided within thirty (30) calendar days of the Officer furnishing the Company a request of such advance or advances, and: (a) a written affirmation, personally signed by or on behalf of the Officer, of his good faith belief that he conducted himself in good faith and in the reasonable belief that his conduct was in the Company’s best interest if he was acting in his official capacity, or in all other cases not opposed to the Company’s best interests, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and (b) a written undertaking (in the form of an unlimited general obligation of the Officer, which need not be secured), personally signed by or on behalf of the Officer to repay any advances, if a judgment or final adjudication adverse to the Officer establishes his liability contrary to his affirmation. Such advances are deemed to be an obligation of the Company to the Officer hereunder and shall in no event be deemed a personal loan.
     Section 4. Limitations on Indemnification. No indemnification pursuant to this Agreement may be made (a) in advance of a final disposition of the Proceeding for which indemnification is sought, (b) for any Liability or Expenses for which the Officer has been reimbursed by insurance or otherwise or (c) if a judgment or other final adjudication adverse to the Officer establishes that he did not conduct himself in good faith and in the reasonable belief that his conduct was in the Company’s best interest if he was acting in his official capacity, or in all other cases not opposed to the Company’s best interests, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful or his liability for profits made from the purchase or sale by the Officer of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar provisions of any federal or state statutes or regulations. A settlement without the Company’s prior written consent shall not be deemed a final disposition, and no indemnification for any amount paid in such a settlement may be made under this Agreement.
     Section 5. Non-Exclusive Rights. The Officer’s rights to indemnification and advancement of expenses under this Agreement are intended to be cumulative and not exclusive of other rights to which the Officer may be entitled under any insurance policy, the Act or bylaws of the Company or a resolution of shareholders or directors providing for indemnification. The Officer’s right to indemnification as provided in Sections 2 and 3 of this Agreement are intended to be greater than those which are otherwise provided for in the Act and in excess of those provided in the

Company’s bylaws, notwithstanding the Officer’s failure to meet the standard of conduct required for permissive indemnification under the Act.
     Section 6. Liability Insurance. The Company currently has in force policies of directors’ and officers’ liability insurance (“Liability Insurance”). The Company agrees to furnish to the Officer copies of such Liability Insurance policies upon his request. The Company further agrees that, so long as the Officer shall continue to serve as an officer of the Company, the Company will, subject to the limitations set forth below, endeavor to purchase and maintain in force for the benefit of the Officer one or more policies of Liability Insurance providing coverage at least comparable to that provided under the policies currently in force and in no event less than that provided for the benefit of any other officer. The Company shall not be required to maintain such Liability Insurance in force if, in the sole judgment of the board of directors of the Company serving at the time such judgment is made, Liability Insurance is not reasonably available, the cost of such insurance is disproportionate to the amount of the coverage or such insurance is so limited that there is an insufficient benefit from such insurance.
     Section 7. Notification and Defense of Claim. If a claim is made against the Company with respect to any Proceeding under this Agreement, the Officer shall notify the Company of the commencement of such Proceeding promptly after receipt by the Officer of notice of the commencement thereof. With respect to any such Proceeding as to which the Officer notifies the Company of the commencement thereof, (i) the Company shall be entitled to participate therein at its own expense and (ii) except as otherwise provided below, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Officer. After notice from the Company to the Officer of its election to assume the defense thereof, the Company shall not be liable to the Officer under this Agreement for any legal expenses subsequently incurred by the Officer in connection with the defense thereof. The Officer shall have the right to employ his own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Officer, unless (i) the employment of such counsel by the Officer has been authorized by the Company, (ii) the Officer shall have reasonably concluded that there may be a conflict of interest between the Company and the Officer in the conduct of his defense in such Proceeding or (iii) the Company shall have failed to promptly employ its counsel to assume the defense in such Proceeding, in each of which cases the fees and expenses of the Officer’s counsel shall be paid by the Company. The Company shall not be entitled to assume the defense in any Proceeding brought by or on behalf of the Company as to which the Officer shall have reasonably concluded that there may be a conflict of interest between the Company and the Officer in the conduct of his defense.
     Section 8. Settlement. The Company shall not settle any claim in any manner which would impose any penalty or any injunctive relief restricting the activities of the Officer without the Officer’s written consent. The Officer shall not unreasonably withhold his consent to any proposed settlement which does not impose a fine or injunctive relief, if the Company pays all amounts due under such settlement immediately upon such settlement becoming effective.
     Section 9. Cooperation of Officer. The Officer shall cooperate with the person or persons making the determination on behalf of the Company with respect to the Officer’s entitlement to indemnification under this Agreement, including providing any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Officer and relevant to such determination.
     Section 10. Certain Presumptions and Burden of Proof. If the person or persons making such determination on behalf of the Company with respect to the Officer’s entitlement to indemnification or advancement of Expenses shall not have reached a decision within sixty (60) days after receipt by the Company of the Officer’s request therefor, the Officer shall be deemed to be entitled thereto; provided, however, such sixty-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making the determination decide in good faith that additional time is required for obtaining or evaluating documentation or other relevant information. In any suit by the Officer to enforce his rights under this Agreement, (i) the Officer shall be presumed to be entitled to indemnification, subject to the Company’s ability to rebut such presumption, and (ii) the termination of a proceeding by a judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Officer did not act in good faith, did not meet a particular standard of conduct, did not have any particular belief, or that a court has determined that indemnification is not permitted by applicable law. For purposes of any determination of good faith, the Officer shall be presumed to have acted in good faith, if he relied on information, opinions, reports or statements, including financial statements or other financial data prepared or presented by one or more officers or employees of the Company whom the Officer reasonably believes to be reliable and competent in the matters presented or by legal counsel, public accountants or other persons as to matters the Officer reasonably believes are within the person’s professional or expert competence; provided, however, the Officer shall not be presumed to be acting in good faith, if he has actual knowledge concerning the matter in question that makes such reliance unwarranted. An officer’s conduct with respect to an employee benefit plan for a purpose he reasonably believes to be in the interest of the participants in, and beneficiaries of, the plan is conduct not opposed to the Company’s best interests.
     Section 11. Letter of Credit. Unless to do so would constitute a breach of any loan agreement or indenture or any other material agreement binding on the Company, upon the occurrence of a Change in Control of the Company, the Company, upon written request of an Officer then involved in a Proceeding, shall obtain an irrevocable standby letter of credit naming the Officer as the sole beneficiary in an appropriate amount to cover the estimated Expenses of fully contesting such Proceeding which are to be advanced to the Officer hereunder, but not less than $500,000, issued by a bank or other financial institution having assets in excess of $100,000,000 and containing terms and conditions reasonably satisfactory to the Officer (the “Letter of Credit”). The Letter of Credit shall provide that the Officer may from time to time draw amounts thereunder to pay such Expenses as incurred upon presentation to the issuer thereof of (i) copies of the Officer’s written affirmations and written undertaking and the written opinion of his counsel required under Section 3 above and (ii) a written certification personally signed by or on behalf of the Officer that the Officer has made demand upon the Company for the amount he is seeking under the Letter of Credit and that the Company has refused to pay such amount to the Officer and that the Officer believes in good faith that he is entitled to such amount under the terms of this Agreement. Once the Company has obtained the Letter of Credit required by this Section 11, the Company shall renew the Letter of Credit or obtain a substitute letter of credit meeting the criteria specified above so that the Letter of Credit shall always have at least one year of its term remaining.
     Section 12. Contribution. If full indemnification as provided in Section 2 hereof may not be paid to the Officer because such indemnification is prohibited by law, then in any Proceeding in which the Company is jointly liable with the Officer (or would be if joined in such Proceeding) the Company shall contribute to the amount of Liability and Expenses incurred by the Officer for which indemnification is not available in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Officer on the other hand from any transaction from which such Proceeding arose and (ii) the relative fault of the Company and the Officer, as well as any other relevant equitable considerations.
     Section 13. Securities Act Liabilities. The Officer understands and agrees that with respect to certain liabilities incurred under the Securities Act of 1933, the Company’s obligations hereunder may be subject to undertakings contained in various registration statements filed by it pursuant to the Securities Act of 1933, as those undertakings relate to the possible need for court review of indemnification for such liabilities.
     Section 14. Subrogation. The Company shall be subrogated to the extent of any payment to the Officer under this Agreement to all of the rights of recovery of the Officer with respect to such payments against third parties (including, without limitation, the insurer under any Liability Insurance policy, if applicable). The Officer shall do everything reasonably necessary to secure such rights, including the execution of such documents as may be necessary or desirable to enable the Company to bring suit to enforce such rights.
     Section 15. Duration of Agreement. This Agreement shall continue in effect during the period Officer is an officer of the Company and shall continue until the final disposition of all Proceedings for Indemnifiable Events, whether or not such Proceedings are instituted prior to Officer ceasing to serve as an officer of the Company.
     Section 16. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against the Officer, the Officer’s spouse, heirs, executors or personal or legal representatives after the expiration of two year from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the short period shall govern.
     Section 17. Consent to Jurisdiction. The Company and the Officer each irrevocably consent to the jurisdiction of the courts of the State of Tennessee for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the courts of the State of Tennessee.

     Section 18. Severability. The provisions of this Agreement shall be severable in the event any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law and, to the fullest extent possible, shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     Section 19. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed or if mailed by certified registered mail with postage prepaid or if delivered by a private express package or similar service providing receipt against delivery. All such notices and other communications shall be deemed received on the earlier of actual receipt or the third business day after the date on which it is so delivered or mailed:
     If to the Officer to:

or to such other address as may be furnished to the Company by the Officer by notice similarly given; or
     If to the Company to:
Genesco Inc.
1415 Murfreesboro Pike
Nashville, Tennessee 37217
Attention: Secretary
or to such other address as may be furnished to the Officer by the Company by notice similarly given.
     Section 20. Governing Law. This Agreement shall be governed by, and be construed and enforced in accordance with, the laws of the State of Tennessee applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.
     Section 21. Changes in Law. To the extent that a change in applicable law (whether by statute or judicial decision) shall permit broader indemnification or advancement of Expenses than is provided under the terms of the organizational documents of the Company and this Agreement, the Officer shall be entitled to such broader indemnification and advancement, and this Agreement shall be deemed to be amended to such extent.
     Section 22. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns, including without limitation any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company and the spouse, heirs and personal representatives of the Officer. The Company shall require any successor to all or substantially all of the business or assets of the Company, by written agreement in form and substance satisfactory to the Officer, to expressly assume this Agreement.
     Section 23. Subsequent Amendments. No amendment, termination or repeal of any provision of the charter or bylaws of the Company, or any respective successors thereto, or of any relevant provision of any applicable law, unless in the case such amendment or change in law permits the Company to provide broader indemnification rights than were permitted prior thereto, shall affect or diminish in any way the rights of the Officer to indemnification, or the obligation of the Company, arising under this Agreement, whether the alleged actions or conduct of the Officer giving rise to the necessity of such indemnification arose before or after any such amendment, termination or repeal. An Officer’s rights to indemnification and advancement under this Agreement and the Company’s bylaws shall vest as of the date he became or becomes an officer of the Company.
     Section 24. Modification and Waiver. This Agreement supersedes in its entirety any existing or prior agreement between the Company and the Officer pertaining to indemnification and advancement rights. No supplement, modification, amendment, termination or assignment of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any provisions of this Agreement shall be binding unless executed in writing by the party making the waiver.
     Section 25. Definitions.
     (a) “Change in Control” means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a change in control shall be deemed to have occurred if and when (i) any “person” (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities or (ii) individuals who are members of the board of directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors do not constitute a majority of the board of directors following such election.
     (b) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. In addition, Expenses shall include any expenses of establishing a right to indemnification.

     (c) “Indemnifiable Event” means any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that the Officer is or was an officer and/or director of the Company, or while the Officer is or was serving at the request of the Company as an officer and/or director of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was an officer and/or director of a foreign or domestic corporation that was a predecessor corporation of the Company or another enterprise at the request of such predecessor corporation, or related to anything done or not done by the Officer in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as an officer or in any other capacity while serving as an officer of the Company, as described above.
     (d) “Liability” means the obligation to pay a judgment, settlement, penalty or fine (including an excise tax or penalty assessed with respect to an employee benefit plan).
     (e) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether conducted by the Company or any other party, whether civil, criminal, administrative, investigative, or other, whether formal or informal, and in each case whether or not commenced prior to the date of this Agreement, that relates to an Indemnifiable Event.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

GENESCO INC.
By:
Hal N. Pennington
Chairman